ITEM 9.01(a) - Audited Financial Statements of Business Acquired

INDEPENDENT AUDITORS' REPORT

Board of Directors
Healthcare Staffing, Inc.

We have audited the accompanying financial statements of Healthcare Staffing, Inc. (the "Company"), which comprise the balance sheets as of January 1, 2017 and December 27, 2015, and the related statements of operations, net capital deficiency, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 1, 2017 and December 27, 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Frazier & Deeter, LLC
November 20, 2017

HEALTHCARE STAFFING, INC.
Balance Sheets
(In Thousands, Except Share and Per Share Amounts)

	January 1, 2017	December 27, 2015
ASSETS
Current assets:
Cash	$649	$41
Accounts receivable	7,740	5,082
Prepaid expenses and other current assets	129	102
Due from Parent	2,500	-
Total current assets	11,018	5,225
Fixed assets, net	804	1,219
Total Assets	$11,822	$6,444

LIABILITIES AND NET CAPITAL DEFICIENCY

Current liabilities:
Accounts payable	$70	$39
Accrued payroll, benefits and related costs	7,662	1,267
Accrued expenses	50	49
Parent revolver borrowings allocated	6,263	4,855
Current portion of long-term debt	422	338
Total current liabilities	14,467	6,548

Long-term debt	516	929
Total liabilities	14,983	7,477

Net capital deficiency:
Common stock, $1.00 par value, 10,000 shares authorized, issued and outstanding	10	10
Accumulated deficit	(3,171)	(1,043)
Net capital deficiency	(3,161)	(1.033)
Total Liabilities and Net Capital Deficiency	$11,822	$6,444

See notes to financial statements.

HEALTHCARE STAFFING, INC.
Statements of Operations
(In Thousands)

	For the Year Ended
	January 1, 2017	December 27, 2015

Revenue	$55,161	$47,064
Cost of revenue	48,312	41,283
Gross profit	6,849	5,781

Operating expenses:
Selling, general and administrative	3,968	3,589
Depreciation and amortization	447	127
Management fee	1,672	1,417
Total operating expenses	6,087	5,133

Operating income	762	648

Other expenses:
Interest	478	329
Other, net	545	—
Total other expenses	1,023	329
Net (loss) income	$(261)	$319

See notes to financial statements.

HEALTHCARE STAFFING, INC.
Statements of Net Capital Deficiency
(In Thousands, Except Shares)

	Common Stock		Retained Earnings (Accumulated Deficit)	Stockholder's Equity (Net Capital Deficiency)
	Shares	Amount
Balance, January 1, 2015	10,000	$10	$756	$766
Net income	—	—	319	319
Cash distributions	—	—	(1,566)	(1,566)
Parent revolver borrowings allocated	—	—	(552)	(552)

Balance, December 27, 2015	10,000	10	(1,043)	(1,033)
Net loss	—	—	(261)	(261)
Cash distributions	—	—	(459)	(459)
Parent revolver borrowings allocated	—	—	(1,408)	(1,408)

Balance, January 1, 2017	10,000	$10	$(3,171)	$(3,161)

See notes to financial statements.

HEALTHCARE STAFFING, INC.
Statements of Cash Flows
(In Thousands)

	For the Year Ended
	January 1, 2017	December 27, 2015
Increase (Decrease) in Cash
Cash flows from operating activities:
Net (loss) income	$(261)	$319
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	447	127
Changes in assets and liabilities:
Accounts receivable	(2,658)	(211)
Prepaid expenses and other current assets	(27)	10
Accounts payable	31	(7)
Accrued payroll, benefits and related costs	6,395	267
Accrued expenses	1	(56)
Other	—	3
Net cash provided by operating activities	3,928	452

Cash flows from investing activities:
Advances to Parent	(2,500)	—
Capital expenditures	(32)	—
Net cash used in investing activities	(2,532)	—

Cash flows from financing activities:
Distributions to Parent	(459)	(1,566)
Principal payments on long-term debt	(329)	—
Net cash used in financing activities	(788)	(1,566)
Net increase (decrease) in cash	608	(1,114)
Cash, beginning of year	41	1,155
Cash, end of year	$649	$41
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$40	$—
Increase in Parent revolver borrowings allocated	$1,408	$552

See notes to financial statements.

HEALTHCARE STAFFING, INC.
Notes to Consolidated Financial Statements

Note 1 - Description of business and summary of significant accounting policies:

Healthcare Staffing, Inc., an S-Corporation (the "Company"), provides outsourced health care services, mainly to Community Service Boards (CSB's) in the State of Georgia. Services are performed by expert staff on-site at the Company's clients' facilities.

Prior to July 27, 2017, Healthcare Staffing, Inc. was an indirectly wholly-owned subsidiary of Butler America Holdings, Inc. (the "Parent" or "Butler"). Pursuant to a purchase agreement dated February 1, 2017, Healthcare Staffing, Inc. was acquired by Novation Companies, Inc. ("Novation") from Butler. The change of ownership occurred on July 27, 2017.

Fiscal year

There were 53 weeks in the year ended January 1, 2017. The Company's fiscal year 2015 extended from January 1, 2015 to December 27, 2015.

Basis of presentation

The Company follows the Financial Accounting Standards Board (FASB) Codification (Codification). The Codification is the single official source of authoritative accounting principles generally accepted in the United States of America (U.S. GAAP) recognized by the FASB to be applied by nongovernmental entities. The Codification's content carries the same level of authority.

The Company was acquired by Butler in December 2014. The purchase price allocation with respect to such acquisition has not been "pushed down" to the accompanying financial statements. Rather the accompanying financial statements are presented using the historical cost basis of the Company. The Company's trade accounts receivable are pledged as collateral under the Parent's credit facility and the Company is a guarantor of the borrowings under such credit facility. Accordingly, an allocation of the Parent's borrowings under such credit facility and associated interest expense has been made in the accompanying financial statements based upon such borrowings collateralized by the Company's trade accounts receivable.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 1 - Description of business and summary of significant accounting policies - continued:

Revenue and cost recognition

The Company recognizes revenue when there is persuasive evidence of an arrangement, the service has been provided to the customer, fees for services are fixed or determinable and collectability is reasonably assured. The Company's revenue is generated from time and material contracts where there is a signed agreement in place that specifies the fixed hourly rate and other reimbursable costs to be billed based on direct labor hours incurred. Revenue is recognized on these contracts based on direct labor hours and reimbursable costs incurred.

Receivables and credit policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms. Customer account balances not paid within contract terms are considered delinquent. No interest is charged on accounts not paid according to terms. Payments of accounts receivable are applied to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company maintains an allowance for potential losses primarily based upon management's analysis of delinquent accounts, routine assessment of its customers' financial condition, and any other known factors impacting collectability, including disputed amounts. When management has exhausted all collection efforts, amounts deemed uncollectible are written off. Recoveries of previously written off accounts receivable are recognized in the period in which they are received. The ultimate amount of accounts receivable that becomes uncollectible could differ from management's estimate. As of January 1, 2017 and December 27, 2015, management has determined no allowance for doubtful accounts is necessary.

Unbilled receivables included in accounts receivable totaled $1,589,917 and $1,359,170 as of January 1, 2017 and December 27, 2015, respectively.

Property and equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives, ranging from three to seven years. Amortization of leasehold improvements is computed on a straight-line basis over the estimated life of the improvement or the term of the lease, whichever is shorter. Expenditures for repairs and maintenance are charged to expense as incurred.

Payroll taxes

As of January 1, 2017, the Company accrued $6,284,415 for payroll taxes due and not remitted to the state and federal governments. Included in this balance are penalties of $545,218 and interest of $34,031. The unpaid employee portion of the payroll taxes were remitted to the state and federal governments subsequent to January 1, 2017. The employer portion of the payroll taxes, penalties and interest were not subsequently paid pending final determination regarding the Company's requested waiver.

Income taxes

The Company has elected to be treated as an S-Corporation for domestic income tax purposes. All federal and state income tax positions taken or anticipated to be taken in the income tax returns are attributable to the owners and not to the entity.

Tax years that remain subject to examination by major tax jurisdictions date back to the year ended December 31, 2013. As of January 1, 2017, there are no known items which would result in a material accrual related to jurisdictions where the Company has federal or state attributable tax positions. The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authority, based on the technical merits of the position.

Concentrations

The Company maintains its cash in bank deposits, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on its cash in bank deposits.

During the year ended January 1, 2017, the Company had four customers that comprised 29%, 20%, 17%, and 11% of revenue. During the year ended December 27, 2015, the Company had three customers that comprised 30%, 19%, and 10% of revenue. As of January 1, 2017, the balance due from five customers comprised 18%, 17%, 16%, 13%, and 12% of accounts receivable. As of December 27, 2015, the balance due from four customers comprised 25%, 22%, 19% and 11% of accounts receivable.

Subsequent events

The Company has evaluated subsequent events through November 20, 2017, which is the date these financial statements were available to be issued. All subsequent events, if any, requiring recognition as of January 1, 2017 have been incorporated into these financial statements.

Note 2 - Fixed assets:

	January 1, 2017	December 27, 2015
Computer software	$1,319,800	$1,319,800
Computer and office equipment	168,061	135,157
Furniture and fixtures	33,956	33,956
Leasehold improvements	21,945	21,945
Automobiles	24,500	24,500
	1,568,262	1,535,358
Less: Accumulated depreciation and amortization	(763,998)	(316,745)
Fixed assets, net	$804,264	$1,218,613

Depreciation and amortization expense was $447,254 and $126,597 for the years ended January 1, 2017 and December 27, 2015, respectively.
Note 3 - Parent revolver borrowings allocated and long term debt:
Parent revolver borrowings allocated
The Parent had a credit facility with lenders that provided for borrowings under a revolving commitment (Revolving Loan). The Company's accounts receivable were collateralized under the Revolving Loan and comprised a portion of the borrowing base described below. As of January 1, 2017, the Revolving Loan provided for borrowings up to the lesser of the borrowing base or $26.5 million and extended through March 31, 2017. As described in Note 7, the Revolving Loan was fully repaid subsequent to January 1, 2017.

The Revolving Loan bore interest at a base rate plus a margin or LIBOR plus a margin (6.9% average interest rate in the year ended January 1, 2017). The borrowing base under the Revolving Loan was an amount equal to the total of (a) 85% of the unpaid amount (net of reserves and allowances as the loan administrative agent deemed necessary in its reasonable discretion) of all eligible accounts (as defined in the Agreement) plus (b) 75% of the book value of all eligible pending accounts (as defined in the Agreement) (net of such reserves and allowances as the loan administrative agent deemed necessary in its reasonable discretion). As of January 1, 2017 and December 27, 2015, borrowings outstanding under the Revolving Loan allocated to the Company based on its portion of the borrowing base were $6,262,789 and $4,855,141, respectively. These borrowings as of January 1, 2017 have been classified as a current liability in the accompanying 2016 balance sheet as a result of its repayment subsequent to January 1, 2017. Borrowings as of December 27, 2015 have also been classified as a current liability as the Parent debt was callable due to a violation of debt covenants.

Long-term debt

In 2015, the Company entered into a financing arrangement with Hewlett-Packard related to a software license with Workday, Inc. and related implementation services. The total amount financed was $1,263,000, with a nominal interest rate of 4.305%. The agreement requires monthly principal and interest payments of $37,865 for 36 months beginning March 2016.

The total amount outstanding under this loan was $938,364 and $1,267,531 as of January 1, 2017 and December 27, 2015, respectively. The following is a schedule by year of future maturities of long-term debt:

Fiscal year:
2017	$422,250
2018	440,789
2019	75,325
$938,364

Note 4 - Commitments and contingencies:

Operating lease commitments

The Company leases its office facilities under various non-cancelable operating lease agreements. Certain leases contain renewal options and escalation clauses. Minimum rental expenses are recognized over the terms of the leases. The Company recognizes minimum rent starting when possession of the property is taken from the landlord. Net rent expense was $130,373 and $121,647 for the years ended January 1, 2017 and December 27, 2015.

The future minimum lease payments under non-cancelable operating lease agreements at January 1, 2017 are as follows:

Fiscal year:
2017	$90,241
2018	54,782
2019	21,680
2020	12,000
2021	5,000
$183,703

Legal contingencies

The Company is subject to legal proceedings from time to time in the normal course of business. As of January 1, 2017, the Company was not a party to any legal proceedings or threatened legal proceedings, the adverse outcome of which, individually or in the aggregate, would have a material adverse effect on its business, financial condition or results of operations.
Note 5 - Transactions with related parties:

The Company had entered into a management services agreement with an affiliate. The agreement called for the servicer to perform certain information technology, accounting and financial reporting services. The agreement was terminated in connection with the sale of the Company to Novation. In consideration of these services, the Company incurred a fee equal to 3.0% of revenues. The fee was $1,672,164 and $1,416,963 for the years ended January 1, 2017 and December 27, 2015, respectively.

During 2016, the Company advanced $2,500,000 to the Parent that was subsequently repaid on January 3, 2017. Such balance has been presented as a receivable from a related party in the accompanying balance sheet as of January 1, 2017.

The Company and affiliated companies were under the common control of the owners of the Parent. The existence of such common control could significantly impact the operating results and financial position of the Company.
Note 6 - Employee benefit plan:

The Parent sponsors a 401(k) savings plan, under which the Company's employees may elect to contribute a portion of their salary to the plan and the Parent may elect to make a discretionary matching contribution. Employees are eligible to participate in the plan after the first day of the month after three months of service and attainment of age 20 1/2. The Parent did not make discretionary matching contributions during the years ended January 1, 2017 and December 27, 2015.

Note 7 - Subsequent events:

On January 3, 2017, all amounts due under the Parent's Revolving Loan were repaid in conjunction with the divestiture by the Parent of Butler America Aerospace, LLC.

On February 1, 2017, the Parent entered into an agreement to sell 100% of the stock of the Company to Novation. The sale was completed on July 27, 2017, as described in Novation's Form 8-K filed with the Securities and Exchange Commission on August 2, 2017.